Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                                   Jamie Fulmer- (864)-342-5633
jfulmer@advanceamerica.net

Advance America Increases Quarterly Dividend

SPARTANBURG, S.C., January 24, 2007 —Advance America, Cash Advance Centers, Inc. (NYSE: AEA) today announced that its Board of Directors has declared a dividend of $0.125 per share payable on March 9, 2007, to shareholders of record as of February 28, 2007.  The Company intends to maintain this increase for future quarterly dividends, subject to available cash flow and other limitations.

Commenting on the board’s decision, Ken Compton, Chief Executive Officer, said, “We are pleased to declare the ninth consecutive dividend as a public company. This declaration, along with the board’s decision to increase the per share amount of our regular quarterly dividend, remains consistent with our history of returning value to our shareholders.”

About Advance America

Founded in 1997, Advance America, Cash Advance Centers, Inc. (NYSE: AEA) is the country’s leading provider of payday cash advance services, with approximately 2,700 centers in 36 states. The company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward- looking statements” within the meaning of federal securities laws. All statements in this release other than those relating to our historical information or current condition are forward-looking statements. For example, any statements regarding our future financial performance, our business strategy, and expected developments in our industry are forward-looking statements. Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable. Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements. For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Quarterly Report on Form 10- Q for the fiscal quarter ended September 30, 2006, a copy of which is available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamericacash.com.